Exhibit 5

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP
BANK OF AMERICA CENTER
1111 EAST MAIN STREET
RICHMOND, VIRGINIA 23219
www.troutmansanders.com
TELEPHONE: 804-697-1200
FACSIMILE: 804-697-1339
MAILING ADDRESS
P.O. BOX 1122
RICHMOND, VIRGINIA 23218-1122

November 10, 2004

The Board of Directors

Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Cadmus Communications Corporation, a Virginia corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (i) 690,000 shares of the Company’s Common Stock, $0.50 par value, (“Common Stock”) reserved for issuance in connection with the Company’s 2004 Key Employee Stock Compensation Plan (the “Employee Plan”) and (ii) 60,000 shares of Common Stock (together with the 690,000 shares, the “Shares”) reserved for issuance in connection with the Company’s 2004 Non-Employee Director Stock Compensation Plan (the “Director Plan” and together with the Employee Plan, the “Plans”).

The issuance of the Shares pursuant to the Plans was authorized by the Board of Directors of the Company by resolutions adopted August 18, 2004, subject to approval of the Plans by the shareholders of the Company. The Plans were duly approved by the shareholders of the Company at the annual meeting of the Company’s shareholders held November 10, 2004.

As counsel to the Company, we have examined the Plans and certain books and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

The Board of Directors

Cadmus Communications Corporation

November 10, 2004

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plans have been duly authorized and will, when and to the extent issued in connection with the Plans, be validly issued, fully paid and nonassessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Virginia.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plans and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

Very truly yours,

/s/ TROUTMAN SANDERS LLP